EXHIBIT 10.4

OFFICE AND ADMINISTRATION  SERVICES AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 1st day of October , 2014, by and between Tom Moore, of 227 East Louise Street, Long Beach, California, 90805 , (the “Manager”) and Jobswipe Corporation, of 6490 W. Desert Inn Road, Las Vegas, Nevada, 89146 (the “Company”)

RECITALS

A. WHEREAS, Company desires to obtain certain Services described hereunder from the Manager;

B. AND WHEREAS Company agrees to engage the Manager as an independent contractor to perform such Services and the Manager hereby agrees to provide such services to the Company

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Services

Company hereby appoints Manager to act as its sole and exclusive Manager, representative and advisor in all matters including but not limited to rendering advice, guidance, counsel, directions and any other services needed by Company. The Manager hereby agrees to provide the following services to Company (the "Services"):

Provide Office and Administrative Services to the Company

The Manager shall conduct the Services in accordance with specifications set by the Company and the Manager shall at all times observe and comply with all federal and state laws or regulations applicable to this Agreement

2. Standard of Performance

Manager hereby agrees that it shall follow the highest professional standards in performing all Services to be provided under this Agreement.

3. Necessary information & Materials

Company will be solely responsible to supply the Manager all information, materials, data, and documents necessary to perform the Services agreed under this Agreement. Company acknowledges and agrees that the accuracy of financial information supplied to Manager is the sole responsibility of the Company. Manager shall not be held responsible for the production of inaccurate financial statements, records and billings, or any other financial reports if the financial data submitted by the Company is inaccurate.

4. Term

This Agreement is effective on the date written above and shall expire on September 30, 2017. The parties may extend this Agreement for an additional one (1) year period by giving 30 day’s written notice.

5. Independent Contractor

Manager shall provide the Services as an independent contractor and Manager shall not act as an employee, agent or broker of the Company. As an independent contractor, Manager will be solely responsible for paying any and all taxes levied by applicable laws on its compensation. Manager understands that Company will not withhold any amounts for payment of any taxes from Manager's compensation.

6. Payment

During the term of this Agreement, Company shall pay the Manager for its Services under this Agreement the sum of $750.00 per month.

7. Expenses

The Company agrees to reimburse any pre-approved out of pocked expenses incurred by the Manager in connection with the Services, including, but not limited to, travel expenses, audit fees, tax fees, payroll service fees, etc.

8. Confidentiality

Manager in the course of performing the Services hereunder, may gain access to certain confidential or proprietary information of the Company. Such “Confidential Information” shall include all information concerning the business, affairs, products, marketing, systems, technology, customers, end-users, financial affairs, accounting, statistical data belonging to the Company and any data, documents, discussion, or other information developed by Manager hereunder and any other proprietary and trade secret information of Company whether in oral, graphic, written, electronic or machine-readable form. The Manager agrees to hold all such Confidential Information of the Company in strict confidence and shall not, without the express prior written permission of Company, (a) disclose such Confidential Information to third parties; or (b) use such Confidential Information for any purposes whatsoever, other than the performance of its obligations hereunder. The obligations under this Section shall survive termination or expiration of this Agreement.

9. Termination

(a) Either party may terminate this Agreement for convenience by providing thirty (30) days written notice (“Termination Notice”) to the other party.

(b) If a party violates its obligations to be performed under this Agreement, the other party may terminate the Agreement by sending a thirty (30) days notice in writing. Upon receiving such notice, the defaulting party shall have thirty (30) days from the date of such notice to cure any such default. If the default is not cured within the required thirty (30) day period, the party providing notice shall have the right to terminate this Agreement.

10. Assignment

Manager shall not assign any of their rights under this Agreement, or delegate the performance of any of the obligations or duties hereunder, without the prior written consent of the Company and any attempt by Manager to so assign, transfer, or subcontract any rights, duties, or obligations arising hereunder shall be void and of no effect.

11. Notices

Any notices, bills, invoices, or reports required by this Agreement shall be deemed received on (a) the day of delivery if delivered by hand during receiving party’s regular business hours or by facsimile before or during receiving party’s regular business hours; or (b) on the second business day following deposit in the United States mail, postage prepaid, to the addresses heretofore below, or to such other addresses as the parties may, from time to time, designate in writing pursuant to the provisions of this section.

Company - 6490 W. Desert Inn Road, Las Vegas, Nevada, 89146

Manager - 227 East Louise Street, Long Beach, California, 90805

12. Governing Law

This Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada, USA.

13. Dispute Resolution

In the event a dispute arises out of or in connection with this Agreement, the parties will attempt to resolve the dispute through friendly consultation

 14. Severability

If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect.

15. Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, BUSINESS INTERRUPTION, LOSS OF OR UNAUTHORIZED ACCESS TO INFORMATION, DAMAGES FOR LOSS OF PROFITS, INCURRED BY THE OTHER PARTY ARISING OUT OF THE SERVICES PROVIDED UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL NEITHER PARTY’S LIABILITY ON ANY CLAIM, LOSS OR LIABILITY ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT SHALL EXCEED THE AMOUNTS PAID TO MANAGER DURING THE SIX MONTHS PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM OR ACTION BY COMPANY.

16. Indemnification

Each party shall at its own expense indemnify and hold harmless, and at the other party’s request defend such party its affiliates, subsidiaries, successors and assigns officers, directors, employees, sublicensees, and agents from and against any and all claims, losses, liabilities, damages, demand, settlements, loss, expenses and costs (including attorneys’ fees and court costs) which arise directly or indirectly out of or relate to (a) any breach of this Agreement, or (b) the gross negligence or willful misconduct of a party’s employees or agents;

17. Entire Agreement; Amendment:

This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom. No modification of or amendment to this Agreement shall be effective unless in writing and signed by each of the parties.

18. Waiver

The waiver by either party of a breach of or a default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

19. Captions

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

MANAGER

/s/: Tom Moore

______________________

Tom Moore

COMPANY

/s/: Justin Liu

______________________

Jobswipe Corporation

By: Its President

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